SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Russell Corporation

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

RUSSELL CORPORATION

To the Shareholders of Russell Corporation:

      Notice is hereby given that the Annual Meeting of the Shareholders of Russell Corporation will be held on Wednesday, April 24, 2002, at 11:00 a.m., Central Daylight Time, at the general offices of the Company in Alexander City, Alabama, for the following purposes:

(1) To elect three (3) directors to the Board of Directors for three-year terms ending in 2005; and

(2) To transact such other business as may properly come before the meeting.

      Holders of the Common Stock of the Company at the close of business on March 6, 2002, are entitled to notice of and to vote upon all matters at the Annual Meeting.

      You are cordially invited to attend the Annual Meeting so that we may have the opportunity to meet with you and discuss the affairs of the Company. WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE SIGN AND RETURN THE ENCLOSED PROXY SO THAT THE COMPANY MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. A stamped, addressed envelope is enclosed for your convenience in returning your proxy.

BY ORDER OF THE BOARD OF DIRECTORS

FLOYD G. HOFFMAN
Senior Vice President, Corporate Development,
General Counsel and Secretary

Alexander City, Alabama

March 22, 2002

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 24, 2002
MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
SHAREHOLDER PROPOSALS
GENERAL INFORMATION

RUSSELL CORPORATION

PROXY STATEMENT FOR THE ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD APRIL 24, 2002

      This Proxy Statement is furnished by, and the accompanying proxy is solicited on behalf of the Board of Directors of Russell Corporation, an Alabama corporation (the “Company”), for use at its Annual Meeting of Shareholders to be held at the general offices of the Company at 755 Lee Street, Alexander City, Alabama 35011, on Wednesday, April 24, 2002, at 11:00 a.m., Central Daylight Time, and at any adjournment thereof (the “Annual Meeting”). The Proxy Statement and accompanying proxy will initially be mailed to shareholders on or about March 22, 2002.

      Shares represented by a properly executed proxy on the accompanying form will be voted at the Annual Meeting and, when instructions have been given by the shareholder, will be voted in accordance with those instructions. In the absence of contrary instructions, the proxies received by the Board of Directors will be voted FOR the election of all nominees for director of the Company listed below. A shareholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, by executing and delivering to the Company a later dated proxy reflecting contrary instructions or by appearing at the Annual Meeting and taking appropriate steps to vote in person.

ELECTION OF DIRECTORS

      Directors of the Company are divided into three classes, with approximately one-third of the directors being elected at each annual meeting for three-year terms. The terms of Herschel M. Bloom, Ronald G. Bruno and Mary Jane Robertson will expire at the Annual Meeting, and each has been nominated for reelection at the Annual Meeting to serve until the Annual Meeting of Shareholders in 2005, and until their successors have been duly elected and qualified. Proxies cannot be voted for more than three persons, and in the absence of contrary instructions, shares represented by the Board of Directors’ proxies will be voted for the election of these nominees. Should any nominee be unable or unwilling to accept election, it is expected that the proxies will vote for the election of such other person for director as the Board of Directors then recommends. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or will decline to serve if elected.

NOMINEES FOR TERMS EXPIRING IN 2005:
Herschel M. Bloom
Atlanta, Georgia

Director since 1986
Age 58

Mr. Bloom has been a partner in the law firm of King & Spalding for more than five years. He is a director of Post Properties, Inc., an upscale apartment developer.

Mr. Bloom is Chairman of the Management Development and Compensation Committee and a member of the Executive Committee of the Board of Directors.

Ronald G. Bruno
Birmingham, Alabama

Director since 1992
Age 50

Mr. Bruno is President of Bruno Capital Management Corporation, an investment company, and has held this position for more than five years. He is a director of SouthTrust Bank and Books-a-Million, Inc., a retail book sales company.

Mr. Bruno is a member of the Finance and Nominating Committees of the Board of Directors.

Mary Jane Robertson
Atlanta, Georgia

Director since 200
Age 48

Ms. Robertson has been Executive Vice President and Chief Financial Officer for Crum & Forster, a property and casualty insurance group, since 1999. She was previously Senior Vice President and Chief Financial Officer of Capsure Holdings Corp., an insurance products company. Ms. Robertson is a director of Crum&Forster Holdings, Inc.

Ms. Robertson is Chairman of the Finance Committee and a member of the Audit Committee of the Board of Directors.
Directors Whose Terms Expire in 2003:
John F. Ward
Atlanta, Georgia

Director since 1998
Age 58

Mr. Ward was elected President and Chief Executive Officer of the Company effective March 31, 1998, and Chairman of the Board effective April 22, 1998. Prior to his elections to such positions, Mr. Ward was President of J. F. Ward Group, Inc., a consulting firm specializing in domestic and international apparel and textile industries, from 1996 to 1998. Prior to that time, Mr. Ward was Chief Executive Officer of the Hanes Group and Senior Vice President of Sara Lee Corporation. Mr. Ward is a director of the Metro Atlanta Chamber of Commerce and the State of Georgia Chamber of Commerce. He is a member of the advisory boards of the Robert C. Goizueta Business School at Emory University and the Kenan-Flagler Business School at the University of North Carolina-Chapel Hill.

Mr. Ward is Chairman of the Executive Committee of the Board of Directors.

Margaret M. Porter
Birmingham, Alabama

Director since 1997
Age 51

Ms. Porter currently serves as Chairman of the Board of Trustees of The Children’s Hospital of Alabama. She serves on the boards of The National Association of Children’s Hospitals and Related Institutions (NACHRI), The Community Foundation of Greater Birmingham, the Eyesight Foundation of Alabama, Inc., McWane Center and AmSouth Birmingham Bank. Ms. Porter formerly served as Mayor of Mountain Brook, Alabama, and from 1992 to 1997, as founding Chairman of McWane Center in Birmingham, Alabama. McWane Center is a non-profit organization which promotes public understanding of science, technology and the environment and serves as a statewide resource for Alabama schools.

Ms. Porter is Chairman of the Corporate Responsibility Committee of the Board of Directors.

Benjamin Russell
Alexander City, Alabama

Director since 1963
Age 64

Mr. Russell is Chairman and Chief Executive Officer of Russell Lands, Incorporated, a land and timber company, and has held these positions for more than five years.

Mr. Russell is a member of the Corporate Responsibility Committee of the Board of Directors.

Directors Whose Terms Expire in 2004:
Tim Lewis
Birmingham, Alabama

Director since 1995
Age 46

Mr. Lewis is President of T.A. Lewis & Associates, Inc., a telecommunications consulting firm, and has held this position for more than five years.

Mr. Lewis is a member of the Corporate Responsibility and Management Development and Compensation Committees of the Board of Directors.

C.V. Nalley III
Atlanta, Georgia

Director since 1989
Age 59

Mr. Nalley is Chief Executive Officer, Nalley Automotive Group, which consists of automobile and truck sales and leasing companies, and has held this position for more than five years.

Mr. Nalley is Chairman of the Nominating Committee and a member of the Management Development and Compensation Committee of the Board of Directors.

John R. Thomas
Alexander City, Alabama

Director since 1966
Age 65

Mr. Thomas is Chairman, President and Chief Executive Officer of Aliant Financial Corporation, a bank holding company, and has held these positions for more than five years. He is a director of Alfa Corporation, a financial services holding company.

Mr. Thomas is a member of the Audit and Finance Committees of the Board of Directors.

John A. White
Fayetteville, Arkansas

Director since 1992
Age 62

Dr. White has been Chancellor of the University of Arkansas since July 1997. He served as Dean of Engineering of the Georgia Institute of Technology from 1991 to June 1997. He is a director of Motorola, Inc., an electronics and communications technology company; Logility, Inc., an internet business-to-business service provider; Eastman Chemical Company, a chemical and plastics manufacturing company; and J.B. Hunt Transport Services, Inc., a transportation and shipping company.

Dr. White is Chairman of the Audit Committee and a member of the Nominating Committee of the Board of Directors.

Security Ownership of Executive Officers and Directors

      The following table sets forth information regarding beneficial ownership of the Company’s Common Stock by each director, the Company’s five most highly compensated executive officers and the directors and executive officers of the Company as a group, all as of March 6, 2002:

	Amount and Nature of Beneficial Ownership

	Sole Voting	Options
	and	Exercisable	Other		Total	Percent
	Investment	Within	Beneficial		Beneficial	of
Individual or Group	Power	60 Days	Ownership		Ownership	Class(5)

John F. Ward	73,168	1,157,066	615,960	(1)(2)	1,846,194	5.57%

Herschel M. Bloom	8,609	4,752	0		13,361	*

Ronald G. Bruno	14,449	4,752	0		19,201	*

Tim Lewis	1,084	4,752	0		5,836	*

C.V. Nalley III	12,185	4,752	0		16,937	*

Margaret M. Porter	3,503	4,752	0		8,255	*

Mary Jane Robertson	0	3,733	0		3,733	*

Benjamin Russell	774,781	4,752	4,530,320	(3)	5,309,853	16.59%

John R. Thomas	109,657	4,752	490,121	(4)	604,530	1.89%

John A. White	3,604	4,752	0		8,356	*

Jonathan R. Letzler	39,092	131,250	0		170,342	*

Robert D. Martin	5,551	25,000	600,960	(2)	631,511	1.97%

JT Taunton, Jr.	15,270	50,000	0		65,270	*

Carol M. Mabe	5,279	26,642	0		31,921	*

All Executive Officer and Directors as a group (27 persons)	1,565,700	1,694,997	5,636,401		9,147,847	24.62%

(*)	Represents less than one percent (1%).

(1)	Includes 15,000 shares owned by Mr. Ward’s spouse.

(2)	Includes 600,960 shares held by the Company’s pension plan, of which Messrs. Ward and Martin are two of three trustees and with respect to which they share voting rights. Messrs. Ward and Martin disclaim beneficial ownership with respect to such shares.

(3)	Includes (i) 556,296 share held by the Benjamin and Roberta Russell Foundation, Incorporated, a charitable corporation of which Mr. Russell is one of nine directors, (ii) 3,945,024 shares held by a trust created under the will of Benjamin C. Russell, of which Mr. Russell is one of four trustee, (iii) 25,000 shares held by the Adelia Russell Charitable Foundation, of which Mr. Russell is one of three trustees, and (iv) 4,000 shares held by a profit sharing plan of which Mr. Russell is one of two trustees.

(4)	Includes (i) 32,372 shares held by a trust of which Mr. Thomas is one of three trustees, (ii) 454,249 shares owned indirectly by Mr. Thomas as general and limited partner in two limited partnerships and (iii) 3,500 shares owned by Mr. Thomas’ spouse.

(5)	For purposes of determining Percent of Class, options exercisable within sixty days are added to total shares outstanding.

Principal Shareholders

     The following table sets forth each person who, to the Company’s knowledge, had sole or shared voting or investment power over more than five percent of the outstanding shares of Common Stock of the Company as of March 6, 2002:

Name and Address	Amount and Nature of	Percent
of Beneficial Owner	Beneficial Ownership	of Class

Roberta A. Baumgardner 755 Lee Street P.O. Box 272 Alexander City, Alabama 35011-0272	5,616,774 shares (1)	17.55%

Benjamin Russell 755 Lee Street P.O. Box 272 Alexander City, Alabama 35011-0272	5,309,853 shares (2)	16.59%

Edith L. Russell 755 Lee Street P.O. Box 272 Alexander City, Alabama 35011-0272	4,513,320 shares (3)	14.10%

Nancy R. Gwaltney 755 Lee Street P.O. Box 272 Alexander City, Alabama 35011-0272	4,502,642 shares (4)	14.07%

AXA 25 Avenue Matignon 75008 Paris, France	2,025,911 shares (5)	6.33%

Helen Alison 755 Lee Street P.O. Box 272 Alexander City, Alabama 35011-0272	1,827,572 shares (6)	5.71%

John F. Ward 3330 Cumberland Blvd. Suite 800 Atlanta, Georgia 30339	1,846,194 shares (7)	5.57%

Barclays Global Investors, N.A. 45 Fremont Street San Francisco, CA 94105	1,612,345 shares (9)	5.04%

(1)	Includes 1,092,454 shares as to which Mrs. Baumgardner has sole voting and investment power and 4,524,320 shares as to which she has shared voting and investment power, consisting of 556,296 shares held by the Benjamin and Roberta Russell Foundation, Incorporated, a charitable corporation of which Mrs. Baumgardner is one of nine directors; 3,945,024 shares held by a trust created under the will of Benjamin C. Russell of which Mrs. Baumgardner is one of four trustees; and 23,000 shares held by The Calison Foundation, a charitable corporation of which Mrs. Baumgardner is one of five trustees.

(2)	Includes 774,781 shares as to which Mr. Russell has sole voting and investment power, presently exercisable options to acquire 4,752 shares and 4,530,320 shares as to which he has shared voting and investment power. See Note (3) on page 3.

(3)	Includes 12,000 shares as to which Mrs. Russell has sole voting and investment power, and 4,501,320 shares as to which she has shared voting and investment power, consisting of 556,296 shares held by the Benjamin and Roberta Russell Foundation, Incorporated, a charitable corporation of which Mrs. Russell is one of nine directors, and 3,945,024 shares held by a trust created under the will of Benjamin C. Russell of which Mrs. Russell is one of four trustees.

(4)	Includes 556,296 shares held by the Benjamin and Roberta Russell Foundation, Incorporated, a charitable corporation of which Mrs. Gwaltney is one of nine directors; 3,945,024 shares held by a trust created under the will of Benjamin C. Russell of which Mrs. Gwaltney is one of four trustees; and 1,322 shares as to which Mrs. Gwaltney has sole voting and investment power.

(5)	From Schedule 13G filed with the Company on February 11, 2002, which states that AXA, along with its affiliates, controls an aggregate of 2,025,911 shares. AXA and its affiliates have sole voting power with respect to 1,343,753 shares, sole dispositive power with respect to 1,151,111 shares, shared voting power with respect to 5,905 shares and shared dispositive power with respect to 874,800 shares. The names and addresses of AXA’s affiliated companies may be found in the Schedule 13G filed with the Securities and Exchange Commission on February 11, 2002.

(6)	From Schedule 13G filed with the Company on February 14, 2002, on behalf of Helen Alison and National Bank of Commerce in Birmingham, Alabama. Includes 1,827,572 shares held by trusts created under the will of J. C. Alison, of which Mrs. Alison is one of two co-trustees and with respect to which Mrs. Alison has shared voting and investment power.

(7)	Includes 15,000 shares owned by Mr. Ward’s spouse, options which are exercisable within 60 days to acquire 1,157,066 shares and 600,960 shares held by the Company’s pension plan, of which Mr. Ward is a trustee and with respect to which he shares voting rights. Mr. Ward disclaims beneficial ownership with respect to the shares held by the Company’s pension plan. See notes (1) and (2) on page 3.

(8)	For purposes of determining Percent of Class, options exercisable within sixty days are added to total shares outstanding.

(9)	From Schedule 13G filed with the Company on February 12, 2002, which states that Barclays Global Investors, N.A. and two other affiliated companies have sole voting power with respect to 1,612,345 shares, sole dispositive power with respect to 1,612,345 shares and shared voting and dispositive power with respect to no shares.

Committees of the Board of Directors; Meetings

     The Board of Directors has standing executive, management development and compensation, audit, finance, nominating, and corporate responsibility committees. The members of each committee are indicated on pages 1 through 3 of this Proxy Statement.

     The Executive Committee is authorized to act in place of the Board of Directors between meetings of the Board. The Executive Committee held five meetings during 2001.

     The Management Development and Compensation Committee supervises the Company’s general compensation strategies, including incentive compensation, stock options and benefit programs. The Management Development and Compensation Committee held four meetings during 2001.

     The Audit Committee recommends to the Board of Directors the appointment of the Company’s independent accountants and reviews the audit plan, financial statements and audit results. The Audit Committee also reviews the interim financial statements with management and independent auditors prior to filing on Form 10-Q and press releases. The Audit Committee discusses with the independent auditors their independence from management of the Company and the matters included in the written disclosures required by the Independence Standards Board. The Audit Committee is currently comprised of three directors who are not officers of the Company and are independent as defined by the listing standards of the New York Stock Exchange. The Audit Committee operates under a written charter adopted by the Company’s Board of Directors. The Audit Committee held six meetings during 2001.

     The Finance Committee reviews the Company’s financial structure and overall financial policies. The Finance Committee also reviews terms and conditions of proposed borrowings and/or issuances of securities. The Finance Committee held five meetings during 2001.

     The Nominating Committee recommends candidates for election to the Company’s Board of Directors. The Nominating Committee held no meetings during 2001. Candidates for the Board of Directors submitted by shareholders will be considered by the Nominating Committee. The names of such candidates, along with biographical information, should be submitted to the Secretary, Floyd G. Hoffman, Russell Corporation, 3330 Cumberland Blvd., Suite 800, Atlanta, Georgia 30339.

     The Corporate Responsibility Committee provides oversight and guidance concerning the Company’s obligations to its employees and the communities in which it operates. The Corporate Responsibility Committee held two meetings in 2001.

     During the year ended December 29, 2001, the Board of Directors held five regular and five special meetings. Each member of the Board attended at least 75% of the meetings of the Board and the committees of which he/she is a member.

Audit Committee Report

     In compliance with the requirements of the New York Stock Exchange (NYSE), the Audit Committee of Russell Corporation adopted a formal written charter approved by the Board of Directors on June 7, 2000, a copy of which was attached to the Company’s Proxy Statement dated March 23, 2001, which outlines the Audit Committee’s responsibilities and how it carries out those responsibilities. In connection with the performance of its responsibilities under its charter, the Audit Committee has:

•	Reviewed and discussed the audited financial statements of the Company with management;

•	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (required communication by external auditors with audit committees);

•	Received from the independent auditors disclosures regarding the auditors’ independence required by Independence Standards Board Standard No. 1 and discussed with the auditors their independence; and

•	Recommended, based upon the review and discussion noted above, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 29, 2001, for filing with the Securities and Exchange Commission.

Audit Committee

John A. White, Chairman Mary Jane Robertson John R. Thomas

Compensation of Directors

     Under the Russell Corporation 2000 Non-Employee Directors’ Compensation Plan (the “2000 Directors’ Plan”), each non-employee director receives a quarterly retainer of $8,750 and an annual option to purchase shares of Common Stock with a value equivalent to $25,000, exercisable for ten years at a price equal to the market value of the Common Stock on the date of the annual meeting. The 2000 Directors’ Plan allows a non-employee director to elect to receive the quarterly retainer fee payable to such director in (i) shares of Common Stock; (ii) options to purchase shares of Common Stock; or (iii) shares of Common Stock deposited to a deferral account. 300,000 shares of Common Stock are presently authorized to be issued under the 2000 Directors’ Plan, plus those shares of Common Stock remaining under the Russell Corporation 1997 Non-Employee Directors’ Stock Grant, Stock Option and Deferred Compensation Plan, for a total of 378,481 shares available for future grants.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely upon review of Forms 3, 4 and 5 and amendments thereto related to the Company’s most recent fiscal year, and written representations from certain reporting persons that no Form 5 was required, the Company believes that all Forms 3, 4 and 5 were timely filed during fiscal year 2001, with the exception of one late Form 4 filing each by Cheryl Barre and Edith Russell and two late Form 4 filings by Roberta Baumgardner.

Transactions with Management and Others

     The Company entered into a fuel supply contract with Russell Lands, Incorporated (“Lands”) on May 21, 1975, under which Lands provides sawdust, bark, shavings, chips, and other wood materials for use in the Company’s wood chip boilers. The initial term of the contract was four years, and may be renewed by agreement of the parties from year-to-year thereafter. In addition, the contract may be cancelled by either party during any renewal period upon 30 days notice following the occurrence of certain specified conditions. Benjamin Russell is Chairman, Chief Executive Officer and a

director of Lands, and owns beneficially approximately 70% of the equity interest in such company. Management believes this contract is in the best interests of the Company’s shareholders. During the fiscal year ended December 29, 2001, the Company paid Lands approximately $1,000,000 for wood materials to operate these boilers.

     The Company purchased miscellaneous building materials and supplies from Russell Do-It Center, a building supply retailer. Russell Do-It Center is a division of Lands. Management believes these purchases to be in the best interests of the Company’s shareholders. During the fiscal year ended December 29, 2001, the Company paid Russell Do-It Center approximately $58,000 for the purchases described above.

     The Company engaged Eddy Hill Consulting (formerly known as EOD Strategies, Inc.) to provide various consulting services relating to enhancements to its minority vendors programs. Tim Lewis owns 100% of the equity interest in Eddy Hill Consulting. Management believes the engagement of Eddy Hill Consulting is in the best interest of the Company’s shareholders. During the fiscal year ended December 29, 2001, the Company paid Eddy Hill Consulting approximately $26,000 for consulting services.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

The Committee

     The Management Development and Compensation Committee of the Board of Directors (the “Committee”) is responsible for establishing the compensation policy and administering the compensation programs for the Company’s executive officers and other key employees. The Committee is comprised solely of directors who are not current or former employees of the Company.

Compensation Philosophy

     The compensation program for executive officers is designed to attract, motivate and retain talented executives who will strive to attain the Company’s strategic and financial objectives and thereby increase shareholder value. The main elements of the program are:

•	annual compensation (base salary and annual bonus) and

•	long-term incentives (stock options).

     The Company’s philosophy is to provide total compensation at a level that is consistent with its size and performance relative to other leading branded consumer apparel companies. These companies include many of those in the Value Line Apparel Index used in the performance graph on page 9. The Committee periodically reviews the reasonableness of total compensation levels using public information from comparable company proxy statements and annual reports as well as survey information from third-party industry surveys.

     In carrying out its duties, the Committee intends to make all reasonable efforts to comply with the requirements to exempt executive compensation from the $1 million deduction limitation under Section 162(m) of the Internal Revenue Code by establishing “performance-based” compensation programs, unless the Committee determines that such compliance in given circumstances would not be in the best interests of the Company and its shareholders.

Annual Compensation

     Base Salary. The Committee annually reviews and approves base salaries for the Company’s executive officers, considering the responsibilities of their positions, their individual performance and their competitive position relative to comparable companies and industry surveys. Salary ranges are targeted at the median of the competitive market place. Salary increases, including increases due to promotions, for the most recent fiscal year are based upon these criteria.

     Annual Incentive Bonus. Executive officers are eligible to receive annual cash incentive awards under provisions of the Executive Incentive Plan. Under this plan, the Committee established Earnings Per Share Growth and Return on Equity goals for the Company and each operating unit. The maximum incentive opportunity is established and communicated to each participant, along with the performance scale under which incentive awards are earned. Threshold performance levels are also established for each goal, below which no incentive award is paid. Individual standards of performance that are agreed upon at the beginning of each year provide each participant the opportunity to earn incentive awards based upon the accomplishment of strategic and tactical objectives. Award opportunities for the Chief Executive Officer and Chief Financial Officer are tied solely to the accomplishment of financial goals approved in advance by the Committee.

Long-Term Compensation

     The Committee believes stock options to be one of the most effective ways of linking executives with the interests of the shareholders because no gain is realized by the executive unless the stock price increases. For the foreseeable future, stock options will be the only form of long-term compensation at the Company.

     Stock option grant guidelines have been established to meet the median competitive practice of the marketplace. The Company typically grants stock options annually during the first quarter, although special grants may be made throughout the year in unique circumstances such as recruiting situations. Options are granted with an exercise price equal to the market value on the date of grant. Options granted become exercisable pro-rata on the first four anniversaries of the grant to reinforce retention and further align executives’ compensation with shareholder returns. Options expire ten years from the date of grant.

     The Committee approved a front-loaded stock option grant to all salaried employees in January 2000. This grant was intended to replace annual grants that would normally have been made in 2001 and 2002.

Stock Ownership Guidelines

     The Committee believes that stock ownership by the management team is essential to a strong linkage between management and the shareholders. Thus, the Committee has approved Stock Ownership Guidelines that outline the minimum stock ownership expectations for the officer group. Each officer is expected to be in compliance with the guidelines within five years of becoming covered by the guidelines.

Chief Executive Officer

     As it does each year, the Committee reviewed the compensation of John F. Ward, Chairman and Chief Executive Officer. His compensation principally consists of base salary, annual bonus and stock option awards. The Committee made the following decisions regarding Mr. Ward’s compensation:

•	Annual Compensation

Base Salary. The Committee increased Mr. Ward’s annual salary for 2001 by $50,000 to $750,000, in accordance with his amended employment agreement.

Annual Incentive. Since the Company’s performance during fiscal year 2001 did not achieve the goals relative to EPS Growth and Return on Equity that were established and approved by the Committee at the beginning of 2001, Mr. Ward was not awarded any annual incentive payment for 2001.

•	Long-term Compensation

Stock Options. On March 31, 2001, pursuant to Mr. Ward’s employment agreement, all of his non-vested stock options became vested.

•	Other Benefits.

In addition to participating in the same benefit programs as all other executives of the Company, Mr. Ward participates in a supplemental executive retirement plan (“SERP”) that the Committee approved during 2000 for senior executives of the Company. Under the SERP, Mr. Ward would be eligible for a retirement benefit equal to 4% of the 3-year final average pay per year of service up to a maximum of 25 years, less any benefits under Russell’s Qualified Defined Benefit and Excess Plans. In December 2000, the Committee renewed Mr. Ward’s employment agreement effective April 1, 2001. Some of the benefits and payments provided by the employment agreement are described in the Summary Compensation Table and the notes thereto beginning on page 10. Additional provisions of Mr. Ward’s agreements are described on page 13. In addition, the Company has an employment agreement with Mr. Ward which provides certain other benefits and payments in connection with Mr. Ward’s continued service. In December 2000, the Committee renewed this agreement effective April 1, 2001. Some of these benefits and payments are described in the Summary Compensation Table and the notes thereto beginning on page 10.

Conclusion

The Committee believes that the executive compensation programs directly link the pay opportunities of the Company’s executives to the financial and shareholder returns of the Company. These programs reinforce the linkage between pay and performance, and between executive compensation and shareholder return, and allow the Company to attract and retain the caliber of executives required in the highly competitive global environment in which executives of the Company must perform.

Management Development and Compensation Committee

Herschel M. Bloom, Chairman Tim Lewis C.V. Nalley III

Comparative Five-Year Cumulative Total Returns Through 12/31/01

Value of $100 Invested on 12/31/96 at Fiscal Year-End:

	1996	1997	1998	1999	2000	2001

Russell Corporation	$100.00	$90.91	$71.02	$60.36	$57.62	$57.50
S&P 500	100.00	133.24	171.08	205.78	184.91	160.79
Value Line Apparel Index	100.00	116.66	144.32	156.78	195.75	236.16

1)	Assumes that the value of the investment in the Company’s Common Stock and in each index was $100 on the last trading day preceding the first day of the fifth preceding fiscal year and that all dividends were reinvested.

2)	The Value Line Apparel Index presently includes: Columbia Sportswear Company; Guess, Inc.; Hartmarx Corporation; Jones Apparel Group; Kellwood Company; Liz Claiborne, Inc.; Nautica Enterprises, Inc.; Oshkosh B’Gosh, Inc.; Oxford Industries, Inc.; Phillips-Van Heusen, Inc.; Polo-Ralph Lauren; Tommy Hilfiger Corp.; VF Corporation; and the Company.

3)	The Value Line Apparel Index has undergone several changes since 1995, with only eight of the original twelve companies remaining on the list. The original Index also included Farah, Incorporated, Fruit of the Loom, Inc., and Garan, Incorporated. Garan, Incorporated, was deleted from the Index in 1996, Farah, Incorporated, was deleted in 1998, and Fruit of the Loom, Inc., which filed for bankruptcy, was deleted in 2000. Value Line added Jones Apparel Group, Nautica Enterprises, Inc., St. Johns Knits, Inc., Tommy Hilfiger Corp. and Warnaco Group, Inc. in 1997, added Polo-Ralph Lauren and Quicksilver, Inc. in 1998 and added Columbia Sportswear Company and Guess, Inc. in 2000. Quicksilver, Inc. was deleted from the Index in 1999 after only one year, and St. Johns Knits, Inc. was deleted after only two years. Warnaco Group, Inc., which filed for bankruptcy, was deleted in 2001.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following information is furnished for the fiscal years ended December 29, 2001, December 30, 2000 and January 1, 2000, with respect to the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Company during 2001 whose salary and bonus exceeded $100,000 (collectively, the “Named Executive Officers”).

						Long Term Compensation

		Annual Compensation				Awards		Payouts

							Securities
Name and				Other		Restricted	Underlying		All
Principal	Fiscal			Annual		Stock	Options/	LTIP	Other
Position	Year	Salary	Bonus (1)	Compensation		Awards	SARs	Payouts	Compensation

John F. Ward	2001	$741,666	$0	$70,676	(2)	—	0	—	—
Chairman	2000	695,833	519,579	49,637	(2)	—	500,000	—	—
and C.E.O	1999	670,833	474,279	30,668	(3)	—	250,000	—	—
Jonathan R. Letzler	2001	345,416	8,891	6,849	(2)	—	0	—	—
President and	2000	302,500	208,485	4,566	(2)	—	100,000	—	—
C.O.O	1999	265,000	200,764	14,169	(3)	—	25,000	—	—
Robert D. Martin	2001	283,333	141,666	64,544	(2)	—	0	—	—
Sr. V.P. and C.F.O	2000	104,359	80,000	35,769	(4)	$86,250 (5)	100,000	—	—
	1999	—	—	—		—	—	—	—
JT Taunton, Jr	2001	300,000	15,000	—		—	0	—	—
Sr. V.P., President	2000	312,000	198,340	5,151	(2)	—	32,000	—	—
and C.E.O. Fabrics	1999	306,000	216,750	—		—	12,000	—	—
and Services
Carol M. Mabe	2001	270,000	0	11,684	(4)	—	10,000	—	—
Sr. V.P., President	2000	239,167	141,000	4,503	(2)	—	56,570	—	—
and C.E.O	1999	64,167	31,333	3,392	(2)	92,063 (6)	25,000	—	—
Russell Athletic

(1)	Bonus payments are reported for the year in which related services were performed. See also Employment Agreements on pages 13 and 14.

(2)	Pursuant to Mr. Ward’s employment agreement, includes personal use of Company aircraft, club dues, Company provided automobile, insurance policy premium payments and tax consulting payments. For Messrs. Letzler and Taunton, includes tax consulting payments. For Mr. Martin, includes tax consulting payments and moving expenses. For Ms. Mabe, includes personal use of Company aircraft.

(3)	Pursuant to Mr. Ward’s employment agreement, includes personal use of Company aircraft, club dues and Company provided automobile. For Mr. Letzler, includes personal use of Company aircraft.

(4)	For Mr. Martin, includes moving expenses. For Ms. Mabe, includes tax consulting payments and personal use of Company aircraft.

(5)	Pursuant to Mr. Martin’s employment agreement, one-fourth of this amount vested on August 16, 2001, with the remainder vesting ratably over the next three succeeding years. As of January 1, 2002, Mr. Martin’s restricted shares consisted of 3,750 shares, or three-fourths of the original grant of 5,000 shares, with a value of $56,400.

(6)	Pursuant to Ms. Mabe’s employment agreement, one-third of this amount vested on November 1, 2000, with the remainder vesting ratably over the next two years. As of January 1, 2001, Ms. Mabe’s restricted shares consisted of 4,000 shares, or two-thirds of the original grant of 6,000 shares, with a value of $62,000.

Option/SAR Grants in Fiscal 2001

     The following table sets forth grants of stock options to the Named Executive Officers for the year ended December 29, 2001. No SAR grants were made during such fiscal year.

Individual Grants (1)
Potential Realizable
	Number of				Value at Assumed
	Securities	%of Total			Annual Rates of Stock
	Underlying	Options/SARs			Price Appreciation
	Options/SARs	Granted	Exercise		for Option Term
	Granted	to Employees	Price	Expiration
Name	in 2001	in 2001	Per Share	Date	5%	10%

John F. Ward	—	—	—	—	—	—
Jonathan R. Letzler	—	—	—	—	—	—
Robert D. Martin	—	—	—	—	—	—
JT Taunton, Jr	—	—	—	—	—	—
Carol M. Mabe	10,000	2.99	$15.50	1/2/11	$252,479	$402,030

(1)	The stock options were granted at an exercise price equal to the fair market value of the Company’s Common Stock on the date of the grant. The stock options become exercisable ratably over four years beginning on the first anniversary of the grant. No other instruments were granted in tandem with the options, nor do they carry tax reimbursement features.

Aggregated Option/SAR Exercises In Fiscal 2001 and Year-End Value Table

     The following table sets forth information concerning the exercise of stock options for the Named Executive Officers for the fiscal year ended December 29, 2001 and the value of options held by such persons at December 29, 2001:

			Number of		Value of Unexercised
			Unexercised Options/SARs		In-the-Money Options/SARs
	Shares		at December 29, 2001		at December 29, 2001 (2)
	Acquired	Value at
Name	on Exercise	Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable

John F. Ward	—	$—	1,157,066	—	$12,500	$—
Jonathan R. Letzler	—	—	131,250	118,750	625	1,875
Robert D. Martin	—	—	25,000	75,000	—	—
JT Taunton, Jr	—	—	50,000	27,000	200	600
Carol M. Mabe	—	—	26,642	64,928	322	967

(1)	This amount represents the aggregate of the market value of the Company’s Common Stock at the time each option was exercised less the exercise price for such option.

(2)	This amount represents the aggregate of the number of options multiplied by the difference between the closing price of the Company’s Common Stock on the last trading day prior to December 29, 2001, and the exercise price for such option.

Long-Term Incentive Plan Awards in Fiscal 2001

     The Company’s Executive Incentive Plan provides for the award of long-term incentives to officers of the Company. The Company has not granted long-term incentive awards subsequent to January 28, 1998, and has no present plans to grant such awards in the future.

Pension Plan

     The officers of the Company participate in the Russell Corporation Revised Pension Plan (the “Pension Plan”), a defined benefit plan covering all employees of the Company. The amount of contributions made by the Company to the Pension Plan is not reflected in the cash compensation table above, because the amount of the contribution with respect to a specified person is not and cannot readily be separately or individually calculated by the regular actuaries for the Pension Plan.

     Benefits under the Pension Plan are based upon years of credited service at retirement and upon “Final Average Earnings,” which is the average base compensation for the highest 60 consecutive months out of the final 120 months of employment. This compensation consists only of salary and excludes any bonus and any form of contribution to other benefit plans or any other form of compensation. Normal or delayed retirement benefits are payable upon retirement on the first day of any month following attainment of age 65 and continue for the life of the employee (and spouse, if any) or in accordance with other elections permitted by the Pension Plan.

     On January 26, 1994, the Board of Directors adopted a supplemental retirement plan covering any participant’s compensation in excess of the limitation amount specified in Section 401, et seq., of the Internal Revenue Code. This plan is a non-qualified plan, thereby rendering any benefits subject to claims of general creditors and not deductible until paid.

     On December 5, 2000, the Board of Directors adopted the Russell Corporation Supplemental Executive Retirement Plan (the “SERP”), an additional defined benefit plan covering key employees of the Company. Benefits under the SERP are based upon years of credited service at retirement and upon “Final Average Pay,” which is the average compensation for the highest 36 consecutive months out of the final 120 months of employment and, unlike the Pension Plan, includes amounts received as bonuses during that period.

     The following table presents estimated annual benefits payable from the Pension Plan, the SERP and the supplemental retirement plan mentioned above upon normal or delayed retirement to participants in specified remuneration and years-of-credited service classifications. The amounts shown assume the current maximum social security benefit and that the participant has elected for benefits to be payable for a single life only.

Pension Plan Table

	Years of Credited Service
Average
Remuneration	5	10	15	20	over 20

$ 350,000	$35,000	$70,000	$105,000	$140,000	$175,000
400,000	40,000	80,000	120,000	160,000	200,000
450,000	45,000	90,000	135,000	180,000	225,000
500,000	50,000	100,000	150,000	200,000	250,000
600,000	60,000	120,000	180,000	240,000	300,000
700,000	70,000	140,000	210,000	280,000	350,000
800,000	80,000	160,000	240,000	320,000	400,000
900,000	90,000	180,000	270,000	360,000	450,000
1,000,000	100,000	200,000	300,000	400,000	500,000
1,100,000	110,000	220,000	330,000	440,000	550,000
1,200,000	120,000	240,000	360,000	480,000	600,000
1,300,000	130,000	260,000	390,000	520,000	650,000

     Years of service at December 29, 2001 credited under the Pension Plan for individuals shown in the Summary Compensation Table on page 10 are as follows: Mr. Ward, 3 years; Mr. Taunton, 26 years; Mr. Letzler, 3 years; Mr. Martin, 1 year; and Ms. Mabe, 2 years. Years of service at December 29, 2001 credited under the SERP for individuals shown in the Summary Compensation Table on page 10 are as follows: Mr. Ward, 6 years (see Employment Agreements on page 13); Mr. Letzler, 3 years; Mr. Martin, 1 year; Mr. Taunton, 4 years; and Ms. Mabe, 2 years.

Stock Option Plans

     The Company has previously adopted the 1987 Stock Option Plan pursuant to which the Company granted to key employees of the Company either incentive stock options or nonqualified stock options. The terms of the options did not exceed ten years from the dates of grant, and the option prices equaled fair market value of the shares covered at the times of grant. The 1987 Stock Option Plan has expired and there are no further options outstanding under it.

     The Company has adopted the Executive Incentive Plan. The Management Development and Compensation Committee of the Board of Directors (the “Committee”) presently administers the plan and has broad discretion to develop the terms and, subject to limitations specified in the plan, the size of awards in order to provide appropriate incentives. Awards may be issued in a variety of forms, including: (a) restricted, deferred and bonus shares; (b) incentive, non-qualified and accelerated stock ownership options (all such options are referred to collectively as “options”); (c) freestanding and tandem stock appreciation rights; and (d) performance shares, performance units and cash-based awards. In addition to conditions and restrictions required under the plan, the Committee may impose additional conditions and restrictions with respect to the exercise or receipt of benefits under any award.

     The aggregate number of shares of Common Stock authorized for issuance under the Executive Incentive Plan is 5,500,000 plus any shares reserved for issuance under awards still outstanding under the Company’s 1987 Stock Option Plan to the extent such awards are forfeited, terminated or settled without issuance of the reserved shares. Any shares of Common Stock (whether subject to or received pursuant to an award under any Company plan) withheld or applied to pay the exercise price or related required tax withholding reduce the number of shares treated as issued under the Executive Incentive Plan and thereby increase the aggregate number of shares available for issuance.

     The Company has also adopted the Russell Corporation 2000 Stock Option Plan (the “2000 Option Plan”). The 2000 Option Plan is an incentive compensation plan that gives the Committee broad discretion to grant awards, and develop the terms of such awards, to any employee or consultant of the Company. The 2000 Option Plan permits the issuance of awards in a variety of forms, including: (a) incentive stock options; (b) non-qualified stock options; (c) reload stock options; (d) restricted shares; (e) bonus shares; (f) deferred shares; (g) freestanding stock appreciation rights; (h) tandem stock appreciation rights; (i) performance units; and (j) performance shares. The aggregate number of shares of Common Stock authorized for issuance under the 2000 Option Plan is 1,500,000, subject to appropriate adjustment upon the occurrence of dividends, distributions, recapitalizations, stock splits or other similar events.

Employment Agreements

     The Company entered into an amended employment agreement with Mr. Ward, effective April 1, 2001. The agreement, as amended, provides for his continued employment until March 31, 2006. Effective March 1, 2001, Mr. Ward’s annual base salary shall be a minimum of $750,000. The annual base salary is subject to increase(s) in the discretion of the Board of Directors. Mr. Ward is entitled to receive a potential annual bonus of at least 140% of base salary, upon the achievement of certain goals established by the Board of Directors. The employment agreement provides that the Company will offer health care and certain other supplemental benefits to Mr. Ward. The amended agreement also provides that any termination of employment of Mr. Ward after April 1, 2001 shall be treated as retirement for purposes of the Company’s various plans and benefits. Each year of Mr. Ward’s employment, commencing on January 1, 1998, shall be treated as two (2) years of employment for purposes of determining Mr. Ward’s participation in the SERP, subject to the provisions of the SERP. Options granted to Mr. Ward pursuant to the prior agreement became fully vested on March 31, 2001, pursuant to the terms of the amended employment agreement. The amended agreement provides for additional annual option awards of at least 100,000 shares per year in each of 2003, 2004, 2005 and 2006, which options shall vest over a four year period beginning on the date of the grant.

     In connection with his employment by the Company in 1998, to compensate Mr. Ward for the forfeiture of certain benefits from his former employer, under Mr. Ward’s 1998 employment agreement the Company agreed, among other things, to put into a trust for his benefit approximately $2,467,000. After April 1, 2001, the amounts placed in the trust were to be paid to Mr. Ward in a lump sum upon the termination of his employment with the Company. The Company amended this deferred compensation agreement with Mr. Ward effective April 1, 2001. Under the terms of the amended agreement, the amounts placed in trust will continue to be deferred, and will be paid to Mr. Ward after March 31, 2006 unless his employment is terminated by the Company for cause or is terminated by Mr. Ward for any reason other than death, total disability or certain other reasons set forth in the agreements. In the event of such termination prior to March 31, 2006, Mr. Ward will be entitled to receive the entire amount remaining in the Trust. Mr. Ward, at his option, may receive the trust amount as a single lump sum payment, or may request payment over a deferred or extended period of time.

     Effective December 7, 1998, Jonathan R. Letzler was employed as the President and Chief Executive Officer of the Company’s JERZEES Division pursuant to an agreement providing for his employment in such position until December 7, 2002, at an annual base salary of $265,000 (subject to annual increases in the discretion of the Chief Executive Officer of the Company and with the concurrence of the Board of Directors). Mr. Letzler received a signing bonus of $65,000 and is entitled to receive annual bonuses with a bonus potential of at least 100% of his base salary, upon the achievement of certain goals established by the Board of Directors, provided, that his bonuses for each of the 1998 and 1999 calendar years was to be at least 50% of his base salary. Under the agreement, Mr. Letzler may participate in any benefit plan offered by the Company to its executives generally. The agreement provides that in the event of any termination of employment of Mr. Letzler, all vesting periods under the Company’s benefit plans shall be waived and Mr. Letzler will be deemed to have reached the minimum age for retirement under all such plans. Pursuant to the agreement, Mr. Letzler was granted an option on December 7, 1998, to purchase 125,000 shares of Common Stock at the market price of $21.5938 per share and an option on February 24, 1999 to purchase 25,000 shares of Common Stock at the market price of $19.3438 per share. Each option vests in equal annual installments over a four-year period from the date of grant. Mr. Letzler was also granted 50,000 restricted shares of Common Stock on December 7, 1998, with the restrictions lapsing as to one-third of such shares at the end of each year of his employment with the Company. Effective August 1, 2001, Mr. Letzler was named President and Chief Operating Officer of the Company.

     Effective December 19, 2001, the Company entered into an agreement with Mr. Letzler providing for certain benefits to be paid to Mr. Letzler in the event of a change of control of the Company. The agreement’s initial term is for three years and is automatically extended after the first year to continually provide for a two year term until two years after notice of termination of the agreement. Under the terms of the agreement, in the event of a change of control, Mr. Letzler’s position and duties will be commensurate with those held during the preceding twelve months. In addition, Mr. Letzler’s base salary shall be at least equal to the highest base salary paid during the preceding twelve months and actual bonus must not be less than the target annual bonus that Mr. Letzler would have been entitled to receive during the preceding twelve months. In the event of a change of control, Mr. Letzler’s qualification for benefit plans will remain unchanged, any restricted stock or stock options will immediately vest, and amounts accrued under the SERP and any other non-qualified deferred compensation plans will immediately vest and be paid to Mr. Letzler within thirty days of the change of control. If the Company terminates the employment of Mr. Letzler without cause or Mr. Letzler terminates his employment for good reason (as defined in the agreement), Mr. Letzler would be entitled to three years of salary, target bonus and benefits, and if applicable, full reimbursement of any excise tax with respect to payments under the agreement or any other payments by the Company which become subject to the excise tax on certain change of control payments.

     Effective August 16, 2000, the Company employed Robert D. Martin as Senior Vice President and Chief Financial Officer pursuant to an agreement providing for an annual salary of $ 275,000 (subject to annual increases in the discretion of the Chief Executive Officer and with the concurrence of the Board of Directors). Mr. Martin received a signing bonus of $25,000 and is entitled to receive annual bonuses with bonus potential of at least 100% of his base salary, provided that his bonuses for each of the 2000 and 2001 calendar years would be at least 50% of his base salary earned. Under the agreement, Mr. Martin may participate in any benefit plan offered by the Company to its executives generally. Mr. Martin was entitled to receive certain payments for reimbursement of expenses in connection with his relocation and employment with the Company. Pursuant to the agreement, Mr. Martin was granted an option on December 1, 2000, to purchase 100,000 shares of Common Stock at the market price of $19.0625 per share with a four year pro rata vesting period. Mr. Martin was also granted 5,000 restricted shares of Common Stock on August 16, 2000, with restrictions lapsing for one fourth of such shares in each of the four succeeding years beginning August 16, 2001.

OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those matters stated in the Notice of the Annual Meeting. Accordingly, if other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

AUDITORS

     Ernst & Young LLP, independent accountants, served as the Company’s auditors for 2001 after having previously served in the same capacity since 1930. Representatives of Ernst & Young will be in attendance at the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions.

Audit and Audit-Related Fees

     Ernst & Young billed the Company an aggregate amount of $555,061 for professional services rendered for the audit of the Company’s annual financial statements for fiscal year 2001 and the reviews of the financial statements included in the Company’s Forms 10-Q for fiscal year 2001, and billed an aggregate amount of $311,260 for audit-related fees for fiscal year 2001.

Financial Information Systems Design and Implementation

     During fiscal year 2001, Ernst & Young neither rendered to nor billed the Company for professional services relating to the design, implementation or operation of the Company’s financial information systems.

All Other Fees

     Ernst & Young billed the Company an aggregate amount of $1,937,913 for professional services during fiscal year 2001, excluding amounts billed in connection with audit services, audit-related services and financial information systems design implementation. These other services consisted of tax related services, including tax compliance, tax research and other consultations on tax matters. The Audit Committee, in conducting its review of auditor independence, considered whether the performance of services by the independent accountants, in addition to their audit services, was compatible with maintaining the independence of Ernst & Young as auditors.

SHAREHOLDER PROPOSALS

     The next annual meeting of shareholders is scheduled to be held on April 23, 2003, and shareholders of the Company may submit proposals for consideration for inclusion in the Proxy Statement of the Company relating to such annual meeting of shareholders. However, in order for such proposals to be considered for inclusion in the Proxy Statement of the Company relating to such annual meeting, such proposals must be received by the Company not later than November 22, 2002.

     If a shareholder fails to notify the Company on or before February 5, 2003 of a proposal which such shareholder intends to present at the Company’s April 23, 2003 Annual Meeting by a means other than inclusion of such proposal in the Company’s proxy materials for that meeting, then if the proposal is presented at such annual meeting, the holders of the Board of Directors’ proxies at such meeting may use their discretionary voting authority with respect to such proposal, regardless of whether the proposal was discussed in the Company’s Proxy Statement for such meeting.

GENERAL INFORMATION

     The Board of Directors of the Company has fixed the close of business on March 6, 2002, as the record date for determining the holders of the Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of such date, the Company had issued and outstanding and entitled to vote at the Annual Meeting an aggregate of 32,008,496 shares of Common Stock, each share of which is entitled to one (1) vote on all matters to be considered at the Annual Meeting.

     Pursuant to Section 10-2B-7.25 of the Code of Alabama 1975, as amended, and the Company’s Bylaws, a majority of the shares of Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of the shareholders. Section 10-2B-7.28 of the Code of Alabama 1975, as amended, requires that each of the nominees to be elected to the Board of Directors receive the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock represented at the Annual Meeting as part of the quorum. The vote for election of directors does not include shares which abstain from voting on a matter or which are not voted on such matter by a nominee because such nominee is not permitted to exercise discretionary voting authority and the nominee has not received voting instructions from the beneficial owner of such shares. Generally, brokers who act as nominees will be permitted to exercise discretionary voting authority where they have received no instructions in uncontested elections for directors and on certain other matters which are not contested where the brokers have complied with New York Stock Exchange Rule 451 concerning the delivery of proxy materials to the beneficial owners of the Company’s Common Stock held by such brokers.

     The Annual Meeting may be adjourned from time to time without notice other than announcement at the Annual Meeting, or at any adjournment thereof, and any business for which notice was given in the accompanying Notice of Annual Meeting of Shareholders may be transacted at any such adjournment.

     In addition to the use of the mails, proxies may be solicited by personal interview or by telephone or telegraph. The cost of solicitation of proxies will be borne by the Company. The Company may request brokerage houses, nominees, custodians, and fiduciaries to forward soliciting material to the beneficial owners of the stock held of record and will reimburse such persons for any reasonable expense incurred in forwarding the material.

     Copies of the Company’s Annual Report on Form 10-K for the year ended December 29, 2001, as filed with the Securities and Exchange Commission, may be obtained from Floyd G. Hoffman, Senior Vice President, Corporate Development, General Counsel and Secretary of the Company, without charge, by persons who were shareholders beneficially or of record as of March 6, 2002.

BY ORDER OF THE BOARD OF DIRECTORS FLOYD G. HOFFMAN Senior Vice President, Corporate Development, General Counsel and Secretary

Alexander City, Alabama
March 22, 2002

RUSSELL CORPORATION
Alexander City, Alabama

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS — APRIL 24, 2002
(This Proxy is solicited by the Board of Directors of the Company)

The undersigned shareholder of Russell Corporation (the “Company”) hereby appoints C.V. Nalley III and John A. White, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Shareholders of Russell Corporation to be held at the general offices of the Company in Alexander City, Alabama, on April 24, 2002 at 11:00 a.m., Central Daylight Time, or any adjournment thereof.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS.

(CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

Please mark your vote as indicated in this example [X]

1.	ELECTION OF DIRECTORS — For terms expiring with the Annual Meeting of Shareholders in 2005: Herschel M. Bloom, Ronald G. Bruno and Mary Jane Robertson

[ ]	FOR all nominees above (except as marked to the contrary)	[ ]	WITHHOLD AUTHORITY to vote for all nominees above

     INSTRUCTION: To withhold authority to vote for an individual nominee, write his or her name in the space provided below.

2.	IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature(s) of Shareholder

Date _____________, 2002

VOTE BY MAIL: Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to: SunTrust, P.O. Box 4625, Atlanta, GA 30302. TO CHANGE YOUR VOTE: Any subsequent vote by any means will change your prior vote. You may also revoke your proxy by voting in person at the Special Meeting.	PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS ON THIS PROXY. IF SHARES ARE HELD JOINTLY, EACH SHAREHOLDER SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD USE FULL TITLE AND, IF MORE THAN ONE, ALL SHOULD SIGN. IF THE SHAREHOLDER IS A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY AN AUTHORIZED OFFICER.

Please mark your vote as indicated in this example [X]

1.	ELECTION OF DIRECTORS — For terms expiring with the Annual Meeting of Shareholders in 2005: Herschel M. Bloom, Ronald G. Bruno and Mary Jane Robertson

[ ]	FOR all nominees above (except as marked to the contrary)	[ ]	WITHHOLD AUTHORITY to vote for all nominees above

     INSTRUCTION: To withhold authority to vote for an individual nominee, write his or her name in the space provided below.

2.	IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature(s) of Shareholder

Date _____________, 2002

VOTE BY MAIL: Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to: Georgeson Shareholder, 219 Murray Hill Parkway, East Rutherford, NJ 07073-2114.
TO CHANGE YOUR VOTE: Any subsequent vote by any means will change your prior vote. You may also revoke your proxy by voting in person at the Special Meeting.	PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS ON THIS PROXY. IF SHARES ARE HELD JOINTLY, EACH SHAREHOLDER SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD USE FULL TITLE AND, IF MORE THAN ONE, ALL SHOULD SIGN. IF THE SHAREHOLDER IS A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY AN AUTHORIZED OFFICER.

Please mark your vote as indicated in this example [X]

1.	ELECTION OF DIRECTORS — For terms expiring with the Annual Meeting of Shareholders in 2005: Herschel M. Bloom, Ronald G. Bruno and Mary Jane Robertson

[ ]	FOR all nominees above (except as marked to the contrary)	[ ]	WITHHOLD AUTHORITY to vote for all nominees above

     INSTRUCTION: To withhold authority to vote for an individual nominee, write his or her name in the space provided below.

2.	IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature(s) of Shareholder

Date _____________, 2002

VOTE BY MAIL: Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to: First Union National Bank, Employee Shareholders Services, 123 South Broad Street, PA 1361, Philadelphia, PA 19109.
TO CHANGE YOUR VOTE: Any subsequent vote by any means will change your prior vote. You may also revoke your proxy by voting in person at the Special Meeting.	PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS ON THIS PROXY. IF SHARES ARE HELD JOINTLY, EACH SHAREHOLDER SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD USE FULL TITLE AND, IF MORE THAN ONE, ALL SHOULD SIGN. IF THE SHAREHOLDER IS A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY AN AUTHORIZED OFFICER.